Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:
Walter C. Herlihy, Ph.D.	Laura Whitehouse
President and Chief Executive Officer	Vice President, Market Development
(781) 250-0111, ext. 2000	(781) 250-0111, ext. 2306

Repligen Reports First Quarter 2005 Financial Results

WALTHAM, MA – August 9, 2004 – Repligen Corporation (NASDAQ: RGEN) today reported results for the first quarter of fiscal year 2005 ended June 30, 2004. Total revenue for the quarter was $2,809,000 compared to total revenue of $2,061,000 for the first quarter of fiscal year 2004, an increase of 36%. Gross profit for the first quarter of fiscal year 2005 was $1,677,000 (60%) compared to $1,205,000 (58%) for the first quarter of fiscal year 2004.

Operating expenses for the first quarter of fiscal year 2005 were $2,419,000 compared to $3,331,000 for the first quarter of fiscal year 2004. The net loss for the first quarter of fiscal year 2005 ended June 30, 2004 was $645,000 or $.02 per share, compared to $2,028,000 or $.07 per share for the first quarter of fiscal year 2004. Cash and investments as of June 30, 2004 were $24,899,000.

“Strong product sales allowed us to advance our three proprietary product candidates while significantly reducing our cash burn,” stated Walter C. Herlihy, President and CEO of Repligen.

Update on Product Development Programs

Secretin

•	We are currently enrolling patients in a multi-dose, placebo-controlled, Phase 2 clinical trial of secretin in schizophrenia. This trial will assess the impact of twice weekly dosing of 2 different dose levels of secretin over two weeks to improve the symptoms of schizophrenia when compared to placebo. We expect to complete this trial by the end of 2004.

•	We have submitted an Investigational New Drug Application to the Food and Drug Administration (FDA) to conduct a Phase 1, open-label clinical trial of secretin in obsessive-compulsive disorder. Pending approval by the FDA, we plan to initiate this clinical trial later this year.

Protein A

•	We are developing a fragment of Protein A for use in B-cell related cancers and autoimmune disorders. The use of Protein A in these indications is based on the discovery by researchers at the University of California, San Diego (UCSD) that treatment of animals with Protein A resulted in the destruction of certain classes of B-cells without affecting other types of immune cells. Repligen is the exclusive licensee of the intellectual property owned by UCSD for these uses of Protein A.

•	We are currently manufacturing clinical material and designing a Phase 1 clinical trial to test escalating doses of Protein A in patients with certain B-cell cancers including B-cell lymphomas, CLL and Waldenstrom’s macroglobulinemia. We plan to submit an IND to the FDA for this trial in early 2005.

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Repligen Reports First Quarter 2005 Financial Results, August 9, 2004

Uridine

•	We have completed a Phase 1, open-label clinical trial of RG2133, a prodrug of uridine, designed to assess the impact of uridine in patients with either bipolar disorder or major depression. The results demonstrate that administration of RG2133 in this patient population appeared to be safe, did not induce mania, a potential side effect of existing therapy, and provide early evidence of a clinical effect of the drug. Pending FDA approval, we plan to initiate a Phase 2, placebo-controlled clinical trial later this year to extend these results in bipolar disorder.

Intellectual Property

CTLA4-Ig

•	In July, Repligen and The University of Michigan presented oral arguments at the United States Court of Appeals for the Federal Circuit in a lawsuit against Bristol-Myers Squibb Company for correction of inventorship of certain CTLA4 patents issued to Bristol. In a subsequent ruling, the Court affirmed the District Court ruling on inventorship in favor of Bristol-Myers. The ruling of the court is final.

•	In February we were issued a United States patent for the use of CTLA4-Ig for the treatment of rheumatoid arthritis, multiple sclerosis and lupus which will remain in force until 2021. We have been notified by the European Patent Office that we will be granted a patent in Europe for the use of CTLA4-Ig for the treatment of autoimmune disease including rheumatoid arthritis, as well as organ transplant. This patent is expected to issue later this year and will remain in force until 2013.

Bioprocessing Technology

•	Repligen is the exclusive licensee of The Massachusetts Institute of Technology (MIT) for U.S. Patent No. 4,663,281, which covers certain genetic elements that increase protein production in a mammalian cell. We believe that the cell line which is used to manufacture ImClone’s recently-approved cancer drug Erbitux® was developed by Damon Biotech, a predecessor of Repligen, and uses the technology which is the basis of the patent. Repligen and MIT have filed an action for patent infringement against ImClone Systems, Inc. based on its manufacture and sale of the Erbitux® and have filed an application for a five year term extension for the patent, which expired on May 5, 2004.

Quarterly Conference Call

Repligen’s President and Chief Executive Officer, Walter C. Herlihy, Ph.D., will host a conference call and webcast on Wednesday, August 11th at 11 a.m. EST, to provide an update of the Company’s clinical development programs and Specialty Pharmaceuticals business. This call can be accessed via Repligen’s website at www.repligen.com or you may listen to the live broadcast by calling (800) 659-1942 for domestic calls and (617) 614-2710 for international calls. Participants must provide the following passcode: 52780281.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo™, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

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Repligen Reports First Quarter 2005 Financial Results, August 9, 2004

SELECTED FINANCIAL DATA

Operating Statement Data:

	Three-months ended June 30,
	2004	2003
Revenue:
Product revenue	$2,809,000	$2,043,000
Research revenue	—	18,000

Total revenue	2,809,000	2,061,000
Cost of revenue	1,132,000	856,000

Gross profit	1,677,000	1,205,000
Operating expenses:
Research and development	1,390,000	1,428,000
Selling, general and administrative	1,029,000	1,903,000

Total operating expenses	2,419,000	3,331,000

Loss from operations	(742,000)	(2,126,000)
Investment income	97,000	98,000
Net loss	$(645,000)	$(2,028,000)

Basic and diluted net loss per share	$(.02)	$(.07)

Basic and diluted weighted average shares outstanding	30,054,000	28,987,000

Balance Sheet Data:

	June 30, 2003	March 31, 2004
Cash and investments	$24,899,000	$24,863,000

Total assets	29,027,000	29,615,000

Stockholders’ equity	26,591,000	27,164,000

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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